Exhibit 10.6

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SETTLEMENT AGREEMENT RELATING TO

ADVERTISING INVENTORY UNDER NAMING RIGHTS AGREEMENT

AND CONDITIONALLY MODIFYING SUITE LICENSE AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as hereafter defined) by and between SAVVIS Communications Corporation (“SAVVIS”) and Kiel Center Partners, L.P. (“KCP” with each of KCP and SAVVIS being a “Party” and collectively being the “Parties”).

Whereas, SAVVIS and KCP are parties to that certain Arena Naming Rights Agreement dated August 17, 2000, as amended (the “NRA”);

Whereas, the Parties are parties to that certain SAVVIS Center Suite License Agreement dated June 22, 2001, as amended (the “SLA”);

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Whereas, the Parties desire to amicably resolve these disputes and further the good working relationship of the Parties;

Now Therefore, for mutual consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as of this 30th day of July 2003 (the “Effective Date”) as follows:

1.	The Recitals above are incorporated into this Agreement by reference as if fully stated herein. All capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the NRA or SLA, as the case may be.

2.	KCP will include the Arena Graphic Logo on all ticket fronts going forward as required by the NRA, at its own cost and expense.

3.	KCP promptly will propose to SAVVIS designs incorporating the Arena Mark for the signage to be installed in the main lobby of the Arena with the understanding that the parties shall meet as soon as commercially practicable thereafter to work in good faith to mutually approve the final design. Subject to a mutually agreeable design having been adopted by the Parties, KCP shall cause such approved signage to be placed in the main lobby of the Arena as soon as commercially practicable, at its own cost and expense. The Parties further

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acknowledge that it is their mutual intention to have such signage in place prior to the commencement of the 2003-2004 St. Louis Blues hockey season.

4.	KCP will undertake and use commercially reasonable efforts to obtain from the appropriate governmental authorities a variance that would allow the Arena Mark to be placed on the roof of the Arena. [**] If such variance is obtained, KCP shall cause the Arena Mark to be placed on the Arena roof as soon as commercially practicable thereafter. Such actions shall be at KCP’s own cost and expense. SAVVIS agrees to cooperate with KCP in its efforts to obtain the variance, provided, however, that such cooperation does not create on the part of SAVVIS any liability for the delivery or non-delivery of the Arena Mark on the Arena roof, or associated costs.

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6.	In consideration of the mutual promises set forth herein, KCP grants SAVVIS a credit in the amount of [**] against the $1,250,000 payment obligation of SAVVIS due on or before December 31, 2003 under the NRA.

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8.	For, and in consideration of the commitments made herein by the Parties, each Party and its officers, directors, shareholders, employees, agents, representatives, affiliates, partners, parents, subsidiaries, heirs, successors and assigns do hereby completely release and forever discharge the other Party and all of its officers, directors, shareholders, agents, representatives, insurers, employees, affiliates, parents, subsidiaries, successors and assigns from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kinds, nature and character whatsoever, known or unknown, whether based on a tort, including, but not limited to, a negligent or intentional tort, contract (implied, oral or written), statute or any other theory of recovery under any international, federal or state law and whether for damages (either compensatory, exemplary or aggravated) or equitable relief, which the releasing Party has or may have, arising from or forming the basis of the matters set forth herein.

9.	The Parties shall keep all terms and the fact of this Agreement strictly confidential and shall not disclose the nature, terms, or negotiation of this Agreement to any third party without prior written consent of the other, save as may be required by compulsion of law, provided, however, that in the event of any court order, witness summons or other direction of court, or duly authorized administrative agency or official to provide such information, wherever possible the Party required to supply the information shall notify the other at least five (5) business days prior to the requested time for compliance; and further provided, that nothing in this paragraph shall prevent a Party hereto from disclosing, without notice to the other Party, the nature, terms, or effect of this Agreement, to the Party’s affiliated entities (or their officers, directors, principals or partners), legal

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advisors, accountants, auditors, tax advisors, or, prospective investors in connection with funding efforts, or to the extent which may be necessary to review and complete appropriate financial statements, so long as such persons are informed of, and agree to be bound by, this Paragraph, prior to disclosure of any such information to them. The Parties further acknowledge that SAVVIS may be required to file this Agreement in connection with its SEC filings; if so required, SAVVIS will endeavor to seek confidential treatment to the extent permitted under applicable regulations.

10.	This Agreement has been executed by Parties for the sole purpose of settling certain disputes between them. It is expressly understood and agreed by the Parties that nothing contained in this Agreement shall constitute, or be construed to be, an admission of liability, or evidence of the truthfulness of any allegations concerning the conduct of the Parties.

11.	All negotiations relating to this Agreement are merged herein. There are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, among the undersigned Parties as to such matters other than as set forth herein. No waiver, change or modification of this Agreement shall be valid unless the same is in writing and is signed by all of the Parties hereto.

12.	The Parties represent that they have read this Settlement Agreement and Release, that they have consulted with counsel of their choice, and that they are fully aware of its contents and of its legal effect.

13.	This Agreement shall be binding on each Party, and their respective successors and assigns.

14.	As modified hereby, the NRA and SLA remain in full force and effect.

15.	If any part of any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

16.	This Agreement may be executed in any number of counterparts, with signature to each being deemed signature to all such counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument. Facsimile signatures by the Parties shall be deemed accepted as if they are originals; provided, however, that the Parties deliver to each other originals of such facsimile signatures promptly, but, in any event, within three (3) business days, following their execution of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Kiel Center Partners, L.P.

By:	/s/ Mark Sauer
Title:	President and CEO

SAVVIS Communications Corporation

By:	/s/ Lane H. Blumenfeld
Title:	Deputy General Counsel, Vice President & Assistant Secretary

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